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                                                                   Exhibit 21.01

                            BROOKS AUTOMATION, INC.

                        Subsidiaries of the Registrant
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
Name                                                                        Jurisdiction
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
Brooks Automation International                                             Barbados

Brooks Automation K.K.                                                      Japan

Brooks Automation Massachusetts Securities Corporation                      Massachusetts

Brooks Automation, Ltd.                                                     United Kingdom

Brooks Automation (Canada) Corp.                                            Canada

Brooks Automation Korea, Ltd.                                               Korea

Brooks Automation Taiwan                                                    Taiwan